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                                                                   EXHIBIT 10.11


                         AIRCRAFT ENGINE SALES AGREEMENT

         THIS AIRCRAFT ENGINE SALES AGREEMENT ("Agreement") is made and entered into as of the 19th day of November, 1998, by and between AMERICAN AIRCARRIERS SUPPORT, INCORPORATED, a Delaware corporation ("Buyer") and ATLANTIC AIRMOTIVE CORPORATION, a Florida corporation ("Seller").

                                   WITNESSETH:

         WHEREAS, Seller has two Pratt & Whitney engines (one JT8D-11, currently located at 13945 S.W. 139th Court, Miami, FL 33186, and one JT8D-15, currently leased to Integrated Technology Corp.) and equipment as described in Exhibit "A" attached hereto and incorporated herein by reference ("Equipment");

         WHEREAS, Seller desires to sell the Equipment and to assign the Integrated Technology Corp. lease (A copy of the Lease is attached hereto as Exhibit "B" and incorporated herein by reference) to Buyer; and

         WHEREAS, Buyer desires to purchase said Equipment and to assume the Integrated Technology Corp. lease.

         NOW, THEREFORE, in consideration of mutual promises and covenants contained herein, the parties hereto agree as follows:

         1. SALE OF EQUIPMENT. Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell to Buyer and Buyer hereby agrees to purchase from Seller, the Equipment and its records.

         2. PURCHASE PRICE AND PAYMENT. Buyer shall pay to Seller an amount equal to One Million Three Hundred Seventy-Five Thousand Dollars ($1,375,000.00) (the "Purchase Price"). The Purchase Price shall be paid to Seller in cash or cash equivalent upon Delivery, as is defined in Section 4. Cash payments shall be made by wire transfer of good and unrestricted bank funds to Seller's designated account number.

         3. INSPECTION.

         a. Prior to Delivery, Buyer, at its expense and discretion, may perform or cause to be performed a visual (including borescope)




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inspection of the Equipment and its records at the Seller's place of business
("Inspection"). Upon completion of an Inspection, Buyer shall promptly advise Seller whether or not, in Buyer's sole discretion, the Equipment and its records are acceptable to Buyer. Buyer's decision on the acceptability of the Equipment records will depend, in part, upon the accuracy and completeness of the records (including but not limited to Buyer's evaluation of traceability of life-limited parts, shop records, AD and SB status reports, etc.). For any Equipment, Buyer's failure to perform the inspection prior to Delivery, or failure to advise Seller of Buyer's findings promptly after the Inspection shall be deemed conclusive that such Equipment and its records are acceptable to Buyer. Equipment shall be considered "Accepted" by Buyer if Buyer has determined or if it is deemed conclusive that the Equipment and its records are acceptable to Buyer.

         b. If a question develops with regard to the records after Delivery, then, within thirty (30) days after receipt by Seller of Buyer's written notice thereof, Seller will reasonably assist in causing the records to be acceptable to Buyer, if reasonably possible. However, nothing in this paragraph shall be construed to affect the purchase price or to impose any financial obligation upon the Seller.

         c. Seller warrants that, at Delivery hereunder, the JT8D-11 will be in the same condition as when Accepted by Buyer and that the records for the JT8D-15 will be in the same condition as when Accepted by Buyer.

         4. DELIVERY.

         a. Delivery of the Equipment to Buyer (the "Delivery") shall occur on or before November 19, 1998 (the "Delivery Date") and at 13945 S.W. 139th Court, Miami, FL 33186, (the "Delivery Location") upon satisfaction of the conditions precedent stated in this Agreement.

         b. Upon Delivery, Buyer shall execute and deliver to Seller a receipt therefor substantially in the form set forth in Exhibit "C" attached hereto and made a part hereof. Execution of the receipt attached hereto as Exhibit C shall be deemed Delivery of the Equipment.


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         c. At Delivery, all of the Equipment records in the possession of
Seller will be provided to Buyer.

         d. At Delivery, Seller will have performed the following on the JT8D-11, if requested:

                  (i)      Cap and plug all openings.

                  (ii)     Completely cover the Engine.

                  (iii) Otherwise prepare the Engine for shipment in accordance with the engine manufacturer's specifications.

         5. TITLE.

         a. Title to the Equipment and its records shall pass to Buyer at Delivery. Upon transfer of such title to Buyer, risk of loss, damage to or destruction of such Equipment and its records shall forthwith transfer from Seller to Buyer.

         b. Upon transfer of title for any Equipment to Buyer, Seller shall deliver to Buyer a Bill of Sale and Assignment and Assumption Agreement covering such Equipment, which Bill of Sale shall be substantially in the form of Exhibit "D" attached hereto and made a part hereof.

         6. TAXES.

         a. Buyer will indemnify, defend and hold Seller harmless from and against any and all taxes of whatsoever kind or nature (except for taxes levied against Seller based on its net income) including costs or expenses incurred in connection therewith, which may be assessed against, chargeable to or collectible from either Buyer or Seller by any taxing authority of any country, federal, state or local government, and which are based upon or levied or assessed with respect to the sale of the Equipment hereunder to Buyer or the subsequent operation, possession or use of the Equipment. If Seller is required to pay any contested tax levied, then Buyer agrees to immediately reimburse Seller for the full amount of such tax. If Buyer elects to contest any tax levied against Seller which is to be paid by Buyer hereunder, Buyer shall pay all costs of such contest, including, but not limited to,


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reasonable attorneys' fees through all proceedings, including appellate proceedings.. The parties agree to furnish each other with such documents and certificates as they may reasonably request in connection with any claims of exemptions for the payment of any taxes.

         b. Buyer hereby warrants and represents that it is purchasing the Equipment for ultimate resale.

         7. DELAYS. Seller shall not be responsible for, nor deemed to be in default on account of, delay in Delivery due to force majeure causes, including, but not limited to, acts of God or the public enemy, civil war, insurrection or riots, fires, floods, explosions, earthquakes, restrictions or strikes, government legislation, acts, orders or regulations, inability or failure of suppliers to deliver, or for any other cause to the extent it is beyond Seller's control.

         8. LIMITED WARRANTY AND DISCLAIMER. Seller represents and warrants to Buyer that:

         a. At Delivery, Seller will have good legal and beneficial title to the Equipment and have full power and lawful authority to transfer such title to Buyer.

         b. At Delivery, the Equipment will be subject to no mortgage, pledge, lien, charge or other encumbrance (collectively the "Liens"). Buyer acknowledges that the JT8D-15 has a lien filed by Integrated Technology Corp., the corporation subleasing the engine to Transportes Aereos Ejecutivos, SA de CV. Seller warrants that this lien is merely a protective one that has been filed to prevent any other user from placing a lien on the property and that no money is owed to any creditor as a result of this lien filing.

         c. The Seller has provided Buyer with correct and complete copies of the leases of the engines. The leases are legal, valid, binding, enforceable and in full force and effect and will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following execution of this Agreement and Delivery. $170,000 remains to be paid on the lease with the next payment being due November 24, 1998. If closing occurs prior to the actual payment date, rent shall be prorated for the previous rental period. No party to the lease is in breach or default and


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no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder. No party to the lease has repudiated any provision thereof. There are no disputes, oral agreements or forbearance programs in effect as to the leases. There are no claims or setoffs existing or anticipated. Lessee has paid a security deposit in the amount of $42,500, which shall be forwarded to Buyer at Delivery. Thereafter, Buyer will be solely responsible for returning the security deposit to the Lessee or crediting that amount to the last lease payment in accordance with the specific terms of the Lease.

         d. EXCEPT AS OTHERWISE STATED HEREIN, THE EQUIPMENT, INCLUDING THE COMPONENT PARTS THEREOF, BEING SOLD BY SELLER TO BUYER WILL BE SOLD "AS IS" AND SELLER MAKES NO WARRANTIES, GUARANTEES OR REPRESENTATIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, THAT SHALL SURVIVE DELIVERY AS TO THE EQUIPMENT AND THE COMPONENT PARTS THEREOF, INCLUDING BUT NOT LIMITED TO THE CONDITION OR AIRWORTHINESS THEREOF; AND BUYER HEREBY WAIVES ALL OTHER WARRANTIES, REMEDIES OR LIABILITIES, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, AND SELLER SHALL HAVE NO LIABILITY TO BUYER WITH RESPECT TO FITNESS FOR ANY INTENDED PURPOSE AND MERCHANTABILITY, ANY OBLIGATION OF SELLER ARISING FROM TORT OR STRICT LIABILITY TORT CLAIMS, OR FOR LOSS OF USE, REVENUE OR PROFIT, OR FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR FOR ANY EXPENSE DIRECTLY OR INDIRECTLY ARISING FROM THIS TRANSACTION AND THE USE OF THE EQUIPMENT OR ANY INABILITY TO USE THE EQUIPMENT EITHER SEPARATELY OR IN COMBINATION WITH OTHER PARTS OR APPARATUS OR FROM ANY OTHER CAUSE. Buyer acknowledges that the foregoing waiver and agreements were agreed to by it in the course of bargaining and negotiation with respect to the Agreement and that the Purchase Price and other terms herein and in the Agreement reflect such waivers and agreements by Buyer.

         e. Seller makes no representation as to what use or application may be made of the Equipment in the condition in which the Equipment is delivered. Further, Seller makes no representation as to whether the Equipment complies with, or is capable of being modified so as to comply with, any present or future environmental restrictions or requirements imposed by any governmental entity, including, but not limited to, requirements with respect to noise abatement and emission control. Buyer shall have the responsibility of obtaining whatever certifications,


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waivers or exemptions are necessary from applicable government agencies for projected uses or applications of the Equipment.

         f. At Delivery, each Engine will be in accordance with its Engine records.

         g. To the best of Seller's knowledge, each Engine was not involved in an incident or accident; that is, each Engine was not involved in an Abnormal Operational Circumstance as defined by Pratt & Whitney's Overhaul Standard Practices Manual Section 70-00 which resulted in an Engine being deemed by the manufacturer as unacceptable for continued aircraft usage.

         h. Each engine has never been subjected to military or government operation.

         i. At Delivery, each engine will meet all of the manufacturer's specifications applicable to such Engine.

         j. After the conclusion of this transaction, Seller shall cease doing any aviation business, whether sales, lease or otherwise.

         9. WARRANTIES ASSIGNMENT. Seller hereby assigns to the Buyer any and all assignable warranties, if any, of maintenance and overhaul agencies, of and for the Equipment, effective upon Delivery. Upon the request of Buyer, Seller shall give notice to any such maintenance and overhaul agencies of the assignment of such warranties to Buyer and shall give Buyer aid and assistance in enforcing the rights of Buyer arising under such warranties. Buyer shall reimburse Seller for any reasonable costs and expenses incurred by Seller in rendering such assistance.

         10. INDEMNITY.

         a. Buyer hereby releases and agrees to indemnify, defend and save harmless Seller, its directors, officers, agents and employees from and against any and all liability, damages, losses, expenses and claims, including without limitation, all reasonable attorneys' fees through all proceedings, including appellate proceedings, and all other costs and expenses in connection therewith and incident thereto, for death of or injury to any persons whomsoever, including without limitation, the officers, agents and employees of


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the parties hereto, and for loss of, damage to, or delay in delivery of any property whatsoever, including without limitation any aircraft on which the Equipment may be installed and loss of use of the aircraft and any other property of the parties hereto or of their officers, agents or employees, in any manner arising out of, incident to, or in connection with such Equipment or the use, operation, storage, or testing of the Equipment, subsequent to Delivery hereunder, unless due to the negligence or willful or wanton misconduct of Seller.

         b. NEITHER BUYER NOR SELLER SHALL BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHICH MAY RESULT FROM PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT.

         11. APPLICABLE LAW. The provisions of the Agreement and all rights and obligations thereunder shall be governed by and construed in accordance with the laws of the State of Florida.

         12. NOTICES. All notices, requests and demands and other communications hereunder must be in writing and shall be deemed to have been duly given when
(i) personally delivered, (ii) when forwarded by Federal Express, Airborne or another private carrier which maintains records showing delivery information,
(iii) when sent via facsimile transmission but only if a written or facsimile acknowledge of receipt is received by the sending party, or (iv) when placed in the United States Mails and forwarded by Registered or Certified Mail, return receipt requested, postage prepaid, addressed to the party to whom such notice is being given at the following addresses:


AS TO THE SELLER:                    Atlantic Airmotive Corporation
                                     ATTN:  Tony Khoury
                                     7980-88 N.W. 56th Street
                                     Miami, FL  33166

WITH COPY TO:                        R. Lawrence Bonner
                                     Homer & Bonner, P.A.
                                     3400 NationsBank Tower
                                     100 Southeast 2nd Street
                                     Miami, FL  33131

AS TO THE BUYER:                     American Aircarriers Support,
                                        Incorporated

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

                                     Attn:  Karl F. Brown
                                     P. O. Box 7566
                                       Charlotte, NC  28241

WITH COPY TO:                        David M. Furr
                                     Gray, Layton, Kersh, Solomon,
                                       Sigmon, Furr & Smith, P.A.
                                     P. O. Box 2636
                                     Gastonia, NC  28053-2636


Any party may change the address(es) to which notices to it are to be sent by giving notice of such change to the other parties in accordance with this Section.

         13. REPRESENTATIONS.

         a. Authority of Seller and Buyer. Buyer and Seller each represents to the other that:

                  (1) it has the full power, authority and legal right to enter into this Agreement;

                  (2) the execution, delivery and performance of this Agreement has been duly authorized and that all necessary approvals or consents shall have been duly obtained;

                  (3) the execution, delivery and performance of this Agreement does not contravene any law binding on it or contravene any agreement to which it is a party or by which it is bound; or any law, governmental rule, regulation or order;

                  (4) such party is not a party to any agreement or instrument or subject to any charter or other restriction which will adversely affect its ability to perform its obligations under this Agreement;

                  (5) neither the execution or delivery of this, nor the consummation of any of the transactions contemplated hereby, require the consent or approval of, the giving of notice to or the registration with, or the taking of any other action in respect of any United States or foreign government authority or agent;


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                  (6) this Agreement constitutes a legal, valid and binding
         obligation enforceable in accordance with the terms hereof; and that there are no pending or threatened actions or proceedings before any court or administrative agency which will adversely affect the ability of such party to perform its obligations under this Agreement.

         b. No Broker. Buyer and Seller represent to each other that they have negotiated the sale of the Equipment directly with each other, and that no agent or broker has procured or otherwise participated to any extent in such negotiations nor is entitled to any compensation therefor. Each party shall be responsible for and shall indemnify and hold the other party harmless from and against any and all claims, demands, liabilities, damages, losses and judgment arising out of its own action or negotiations with or in respect to any agent or broker.

         14. CONFIDENTIALITY. This Agreement and all information contained in this Agreement are confidential and proprietary to Seller and Buyer and are solely for the internal use of the parties hereto. Disclosure to third parties is prohibited, except as otherwise stated in this Agreement, as required by law or order of a governmental authority, or as required to enforce the terms of the Agreement. However, Buyer may issue a press release confirming the closing of this Agreement.

         15. MISCELLANEOUS.

         a. Any provision of the Agreement which is prohibited or unenforceable in any jurisdiction shall, at to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

         b. No term or provision of the Agreement may be changed, waiver, discharged or terminated orally, but only by an instrument in writing and signed by the party against which the enforcement of the change, waiver, discharge or termination is sought.

         c. Any ambiguities in the construction or interpretation of this Agreement or any clause or provision herein shall not be


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construed or resolved against the party solely because that party drafted the
Agreement.

         d. The section headings contained herein are for convenience and reference only and are not intended to define or limit the scope of any provisions of the Agreement.

         e. The Agreement contains the entire understanding of the parties with respect to the purchase and sale of the Equipment, and no warranties, representations or undertakings have been made or relied on in entering into this Agreement by either party except as expressly set forth herein. Any previous oral or written communications, representations, agreements or understandings between Seller and Buyer relating to the subject matter hereof are no longer of any force and effect, are superseded and replaced in their entirety by the provisions of the Agreement.

         f. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties.

         g. This Agreement may not be assigned by either party except with the prior written consent of the other party, such consent not to be unreasonably withheld.

         h. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. A facsimile signature on any counterpart hereto will be deemed an original for all purposes.

         i. All of the Exhibits referred to in this Agreement are incorporated herein by reference and shall be deemed and construed to be a part of this Agreement for all purposes.



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         IN WITNESS WHEREOF, the Seller and the Buyer have each caused this
Agreement to be executed by their respective duly authorized officers under seal, all as of the day and year first above written.



                                         AMERICAN AIRCARRIERS SUPPORT,
                                           INCORPORATED,



                                         By /s/ Karl F. Brown
                                            --------------------------------


                                         ATLANTIC AIRMOTIVE CORPORATION



                                         By /s/ Hanna K. Khoury
                                            --------------------------------


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